UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

First Advantage Bancorp
(Exact name of registrant as specified in its charter)

Tennessee	001-33682	26-0401680
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Madison Street, Clarksville, Tennessee  37040
(Address of principal executive offices) (Zip Code)

(931) 552-6176
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

FORWARD-LOOKING STATEMENTS
Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may likely result,” “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.06                      Material Impairment

On December 21, 2009, First Advantage Bancorp’s (the “Company”) management determined that an additional material non-cash charge of approximately $1,091,000 pre-tax ($673,000 after-tax) is required for other-than-temporary impairment of its pooled trust preferred securities and will be taken prior to December 31, 2009. These securities, which were all investment grade when purchased, are comprised of securities issued by banks nationwide and then pooled.  The problems experienced by banks have negatively impacted the securities’ performance. The impairment resulted from several factors including, but not limited to, downgrades in credit ratings and the decline in the net present value of projected cash flows. Management of the Company has deemed the impairment on these securities to be other-than-temporary based upon these factors and the duration and extent to which their market values have been less than cost, the inability to forecast a recovery in their market values, and other factors concerning the issuers in the pooled securities. At December 21, 2009, the Company had investments in six pooled trust preferred securities with a book value of approximately $1,122,000 and a fair market value of approximately $30,000.

After taking the impairment charges described herein, regulatory capital for First Federal Savings Bank, the Company’s wholly-owned subsidiary, will continue to exceed the levels to be considered “well capitalized.”

At this time, the Company does not anticipate that this impairment charge will result in any future material cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST ADVANTAGE BANCORP
(Registrant)

Date: December 21, 2009	By:	/s/Earl O. Bradley, III
Earl O. Bradley, III
	Title:	Chief Executive Officer